Exhibit 1

AGREEMENT REGARDING THE JOINT FILING OF SCHEDULE 13D/A

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D/A (including amendments thereto) with respect to the Common Stock, par value $0.01 per share, of National CineMedia, Inc., and further agree that this Agreement be included as an exhibit to such filings.

In evidence whereof, the undersigned have caused this Agreement to be executed on their behalf this 18th day of December, 2015.

AMC ENTERTAINMENT HOLDINGS, INC.

By:	/s/ Kevin M. Connor
Name:	Kevin M. Connor
Title:	Senior Vice President, General Counsel & Secretary

AMC ENTERTAINMENT INC.

By:	/s/ Kevin M. Connor
Name:	Kevin M. Connor
Title:	Senior Vice President, General Counsel & Secretary

AMERICAN MULTI-CINEMA, INC.

By:	/s/ Kevin M. Connor
Name:	Kevin M. Connor
Title:	Senior Vice President, General Counsel & Secretary

AMC STARPLEX, LLC

By:	/s/ Kevin M. Connor
Name:	Kevin M. Connor
Title:	Senior Vice President, General Counsel & Secretary